                                                                    Exhibit 10.9
________________________________________________________________________________
________________________________________________________________________________





                           STOCKHOLDERS AGREEMENT

                                 by and among

                               PRICE QUEST, INC.

                              THE PRICE COMPANY,

                              PRICE/COSTCO, INC.

                                      and

                            PRICE ENTERPRISES, INC.





                                  Dated as of

                                August 28, 1994




________________________________________________________________________________
________________________________________________________________________________

                             TABLE OF CONTENTS

                                                                          PAGE

1.    DEFINITIONS..........................................................  1

2.    CAPITAL CONTRIBUTIONS................................................  3

      2.1   Mandatory Capital Calls........................................  3
      2.2   Remedies for Default on Mandatory Capital Call.................  3
      2.3   Additional Capital Infusions After Fiscal Year 1995............  4

3.    TRANSFER OF SHARES...................................................  5

      3.1   Right of First Offer...........................................  5
      3.2   Tag-Along Rights...............................................  6
      3.3   Drag-Along Rights..............................................  7
      3.4   Termination of Tag-Along and Drag-Along Rights.................  8
      3.5   Participation Rights...........................................  8
      3.6   Certain Transfer Restrictions.................................. 10
      3.7   Demand Registration Rights..................................... 10
      3.8   Incidental Registration Rights................................. 10
      3.9   Certain References to Parties Inclusive........................ 11

4.    CORPORATE GOVERNANCE AND VOTING...................................... 11

      4.1   Board of Directors of Price Quest.............................. 11
      4.2   Restrictive Legend............................................. 11
      4.3   Charter Documents.............................................. 12

5.    CERTAIN OPERATING COVENANTS.......................................... 12

      5.1   Confidentiality................................................ 12
      5.2   Financial Information.......................................... 12

6.    GENERAL.............................................................. 12

      6.1   Assignment..................................................... 12
      6.2   Disputes....................................................... 12
      6.3   Law............................................................ 12
      6.4   Contravention.................................................. 12
      6.5   Integration.................................................... 13
      6.6   Notice......................................................... 13
      6.7   Amendment...................................................... 13

EXHIBITS

Exhibit A - Certificate of Incorporation of Price Quest
Exhibit B - Bylaws of Price Quest

                           STOCKHOLDERS AGREEMENT

                              PRICE QUEST, INC.

      This STOCKHOLDERS AGREEMENT (this "AGREEMENT") is entered into as of August 28, 1994, by and among Price Quest, Inc., a Delaware corporation ("PRICE QUEST"), The Price Company, a California corporation ("TPC"), Price/Costco, Inc., a Delaware corporation ("PriceCostco") and Price Enterprises, Inc., a Delaware corporation ("PRICE ENTERPRISES").

                                 RECITALS

      A. Price Enterprises and PriceCostco have entered into an Agreement of Transfer and Plan of Exchange dated as of July 28, 1994 (the "Transfer and Exchange Agreement").

      B. Pursuant to the Transfer and Exchange Agreement, Price Enterprises and PriceCostco have agreed to enter into this Agreement at or prior to the Transfer Closing Date (as defined in the Transfer and Exchange Agreement).

      C. The Transfer Closing Date is to occur concurrently with the execution hereof.

                                 AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

      1.1 "AFFILIATE" of any Person shall mean any entity which is owned directly or indirectly thirty percent (30%) or more by such Person, which holds an interest, directly or indirectly, of thirty percent (30%) or more in such Person, or which has a common owner with such Person which owner has, directly or indirectly, thirty percent (30%) or more of both such Person and the Affiliate.

      1.2 "AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

      1.3 "BENEFICIAL OWNERSHIP" and "BENEFICIALLY OWNED" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

      1.4   "BOARD OF DIRECTORS" shall mean the Board of Directors of Price
Quest.

      1.5 "BUSINESS DAY" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in San Diego, California.

      1.6 "CHARTER DOCUMENTS" shall mean the Certificate of Incorporation and Bylaws of Price Quest, each as amended from time to time, attached hereto as Exhibits A and B.

      1.7 "CLUB BUSINESS" shall mean any merchandising activity utilizing 70,000 square feet or more in a single location, operated with membership and selling food and non-food items through a central checkout.

      1.8 "COMMON STOCK" shall mean all of the issued and outstanding shares of common stock of Price Quest.

      1.9   "COMPANY" shall mean Price Quest, Inc., a Delaware corporation.

      1.10 "DIRECTOR" shall mean a member of the Board of Directors of Price Quest.

      1.11 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      1.12 "FISCAL YEAR 1995" shall mean the fiscal year from August 29, 1994 to September 3, 1995.

      1.13 "PERSON" shall mean an individual or a corporation, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      1.14 "PROPOSED PURCHASER" shall mean any prospective purchaser of Shares, other than a Permitted Affiliate Transferee of the transferor, in a bona fide, arm's length purchase from a transferor.

      1.15 "QUEST BUSINESS" shall have the meaning set forth in the Transfer and Exchange Agreement.

      1.16 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      1.17 "SHARES" shall mean each of the shares of Common Stock held by the parties to this Agreement.

      1.18 "SPECIFIED COMPANIES" shall mean each of Wal-mart Stores, Inc., Target Stores, Kmart Corporation, Home Depot, Inc., Office Depot Inc., and within any geographic market included in the Specified Geographical Area consisting of the larger of a single country or a single customs union (an "International Market") a maximum of two (2) additional companies designated in writing by TPC to Price Enterprises within thirty (30) days after Price Enterprises provides written notice to TPC of its intent to begin to conduct business in such International Market; PROVIDED, HOWEVER, that TPC shall not designate Tenorio Enterprises, Inc. with respect to the Northern Marianas Islands (including Guam and Saipan) or Coles-Myer Ltd. with respect to Australia and New Zealand; PROVIDED, FURTHER, that the two (2) companies designated by TPC hereunder with respect to each International Market shall be the same two
(2) companies designated with respect to such International Market under the following agreements: (i) the Operating Agreement by and among Price Global Trading, Inc., Price Enterprises, PriceCostco and TPC dated as of August 28, 1994; (ii) the Operating Agreement by and among Price Quest, Price Enterprises, PriceCostco and TPC dated as of August 28, 1994; and (iii) the Stockholders Agreement by and among Price Global Trading, Inc., PriceCostco, TPC and Price Enterprises dated as of August 28, 1994.

      1.19 "SPECIFIED GEOGRAPHICAL AREA" shall have the meaning set forth in the Transfer and Exchange Agreement.

      1.20 "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which a majority (or such other percentage as may be expressly stated herein) of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      1.21 "TRANSFER AND EXCHANGE AGREEMENT" shall have the meaning set forth in Recital A.

2.   CAPITAL CONTRIBUTIONS.

      2.1 MANDATORY CAPITAL CALLS. From time to time throughout fiscal year 1995, the Board of Directors may require Price Enterprises and TPC to contribute cash to Price Quest (as reasonably necessary for the conduct of Price Quest's business and not in excess of Price Quest's capital requirements for the next ninety (90) days, consistent with the budget of Price Quest for fiscal year 1995 as approved by the Board of Directors), PRO RATA with such capital contributions allocated fifty-one percent (51%) to Price Enterprises and forty-nine percent (49%) to TPC; PROVIDED, HOWEVER, that Price Enterprises and TPC shall only be obligated to contribute in cash to the capital of Price Quest throughout fiscal year 1995 up to an aggregate of the sum of $15,000,000 (Fifteen Million Dollars) plus an amount equal to the inventory purchased by Price Quest as of the Transfer Closing Date (which is currently estimated to be approximately $4,000,000). The Board of Directors shall provide written notice of such required capital contributions to each stockholder (each such notice, a "MANDATORY CAPITAL CALL"). Each Mandatory Capital Call shall specify the aggregate amount of the required capital contribution, the allocation of such capital contribution among Price Enterprises and TPC and the date upon which such capital contributions must be received from each stockholder in immediately available funds by Price Quest. In no event shall the date for the payment of such capital contribution be less than five (5) days after receipt of a Mandatory Capital Call by the stockholders. Except as set forth in this Section 2.1, Price Enterprises and TPC shall not otherwise be obligated to make capital contributions to Price Quest during fiscal year 1995.

      2.2 REMEDIES FOR DEFAULT ON MANDATORY CAPITAL CALL. In the event any stockholder shall default in its obligation to make a capital contribution under a Mandatory Capital Call by the date specified therein and such default shall remain unremedied for five (5) days (a "MANDATORY CALL DEFAULT"), then such stockholder shall thereafter be a "Defaulting Stockholder" and such unpaid capital contribution under the Mandatory Capital Call shall be a "Defaulted Amount," and the Board of Directors may take any one or more of the following actions:

            2.2.1 The Board of Directors may specifically enforce, by arbitration in accordance with Section 6.2, the Defaulting Stockholder's obligation to make the required payments, including interest compounded annually, at the lesser of (i) three hundred (300) basis points over the prime rate published by major national banks or (ii) the highest rate permitted by applicable law ("DEFAULT INTEREST"). The Defaulting Stockholder (unless an arbitrator determines in a final decision that such stockholder did not commit such default) shall pay all costs of the arbitration, including without limitation, reasonable attorneys' fees, and all expenses incurred in recovering the Defaulted Amounts (including Default Interest).

            2.2.2 The Board of Directors may treat the Defaulted Amount as a loan to the Defaulting Stockholder by Price Quest which shall bear Default Interest commencing from the date the Defaulted Amount was initially due until the date the Defaulted Amount is fully paid to Price Quest. Price Quest may retain dividends or other distributions otherwise payable to the Defaulting Stockholder and shall apply such funds to the repayment of this loan in accordance with Section 2.2.3.

            2.2.3 Any amounts recovered by Price Quest and any amounts retained from the dividends or other distributions to the Defaulting Stockholder pursuant to this Section 2.2 shall be applied in the following priorities: (i) first, to the expenses and costs, including without limitation, reasonable attorneys' fees, incurred by Price Quest in recovering the amounts due and (ii) second, there shall be deducted and retained by Price Quest the full amount of the Defaulted Amount, plus Default Interest thereon (with all amounts applied to Default Interest first and then to the Defaulted Amount) which amount shall be used to pay any outstanding loans made pursuant to Subsection 2.2.2 above. The Defaulting Stockholder shall remain liable for all amounts due under this
Section 2.2 to the extent such amounts remain unpaid after exercise of the remedies provided for in this Section 2.2. Each of the stockholders hereby consents to the application to it of the remedies provided in this Section 2.2 in recognition of the actual and potential harm that could be caused to Price Quest from a Mandatory Call Default, the risk and speculative damages its default would cause Price Quest and the other stockholders and in consideration of each stockholder agreeing to make the required capital contributions under each Mandatory Capital Call provided for in this Agreement, and further agrees that the availability of such remedies and the choice of such remedies shall not preclude any other such remedy or any other remedies which may be available at law, in equity, by statute or otherwise.

      2.3   ADDITIONAL CAPITAL INFUSIONS AFTER FISCAL YEAR 1995.

            2.3.1 From time to time after fiscal year 1995, the Board of Directors may determine that additional funds are required by Price Quest.
Among other things, the Board of Directors may elect, at its sole discretion, to seek to obtain such funds from the stockholders, either in the form of advances or additional capital contributions.

            2.3.2 After fiscal year 1995, in the event the Board of Directors decides to request advances of funds from the stockholders ("ADVANCES"), the Board of Directors shall provide written notice of such proposed Advances to each stockholder (each such notice, an "ADVANCE
REQUEST"). Each stockholder shall be entitled to participate, PRO RATA in proportion to its percentage ownership interest in Price Quest, in any Advances to Price Quest. Advances shall be made in the form of loans bearing interest at three hundred (300) basis points over the 5-Year Treasury Bill rate at the time of such Advance and with such other terms as the Board of Directors shall specify. Each Advance Request shall specify the aggregate amount of the requested Advances from the stockholders, the PRO RATA allocation of such requested Advances among the stockholders and the date upon which such Advances must be received in immediately available funds by Price Quest. In the event that any stockholder declines to loan funds to the company in response to an Advance Request, the other stockholders may, on a PRO RATA basis, Advance those amounts to Price Quest which previously had been allocated to such declining stockholder.

            2.3.3 In the event that the Board of Directors decides to request additional capital contributions from the stockholders, the Board of Directors shall provide written notice of such request to each stockholder (each such notice, an "ADDITIONAL CAPITAL REQUEST"). Each stockholder shall be entitled to participate in such additional capital contributions, PRO RATA in proportion to its percentage ownership interests in Price Quest. Each Additional Capital Request shall specify the aggregate amount of the requested additional capital contributions from the stockholders, the PRO RATA allocation of such capital contributions among the stockholders and the date upon which such additional capital contributions must be received in immediately available funds by Price Quest. In no event shall the date set for payment of such additional capital contribution be less than thirty (30) days after receipt of the Additional Capital Request by the stockholders. In addition, participating stockholders who made the full amount of their respective additional capital contributions may, on a PRO RATA basis, make further additional capital contributions to Price Quest up to the amounts not contributed by non-participating or partially-participating stockholders. In the event one or more stockholders declines to make all or part of its respective additional capital contribution in response to an Additional Capital Request, the Board of Directors shall issue to the fully participating stockholders, PRO RATA in proportion to their additional capital contributions pursuant to the Additional Capital Request, additional shares of Price Quest's Common Stock such that each non-participating stockholder's percentage ownership interest in Price Quest shall be decreased to a percentage ownership interest equal to the product of (A) the current percentage ownership interest immediately prior to the additional capital contribution, multiplied by (B) the fair market value of Price Quest prior to any such additional contribution (plus the amount of any actual additional capital contribution by a stockholder in the case of partial participation by a stockholder in response to an Additional Capital Request), divided by the sum of such fair market value of Price Quest plus the aggregate amount of the additional capital contributions actually made by all stockholders in response to an Additional Capital Request. For purposes hereof, the fair market value of Price Quest shall be determined by the reasonable, unanimous approval of the Board of Directors. In the event that the Board of Directors is unable to agree unanimously on such fair market value, the fair market value shall be the most recent fair market value determined by appraisal by a qualified, nationally-recognized investment banking firm (which firm shall be unanimously approved by the Board of Directors), PROVIDED, that such appraisal was performed within six (6) months of the date of the Additional Capital Request by the Board. In the event there is no such recent appraisal, the Board shall promptly obtain such an appraisal. In computing the dilution of a non-participating or partially participating stockholder pursuant to this
Section 2.3.3, aggregate capital contributions made by all stockholders subsequent to the date of such appraisal but prior to the Additional Capital Request at issue shall be added to the fair market value of Price Quest as determined by such appraisal.

3.   TRANSFER OF SHARES

      3.1   RIGHT OF FIRST OFFER.

            3.1.1 If, at any time, either Price Enterprises or TPC (each, an "OFFEROR") offers to, transfer, sell, assign or otherwise dispose of ("TRANSFER"), in one or a series of transactions any Shares beneficially owned or held of record by Offeror to any Proposed Purchaser (except as otherwise provided in Section 3.1.5 below), Offeror shall first offer the opportunity to purchase such Shares to the other party (the "OFFEREE") in accordance with this Section 3.1.

            3.1.2 At the time any Transfer to a Proposed Purchaser is proposed, Offeror shall give notice to Offeree of its intent to Transfer any of its Shares (the "FIRST OFFER NOTICE") which notice shall state the number of Shares proposed to be Transferred, the proposed offering price, the proposed date of any such Transfer (the "FIRST OFFER TRANSFER DATE") and any other material terms and conditions of the proposed Transfer.

            3.1.3 In the event that Offeree wishes to purchase the Shares proposed to be Transferred on the terms and conditions set forth in the First Offer Notice, Offeree shall provide written notice (the "PURCHASE NOTICE") to Offeror within thirty (30) days after receipt of the First Offer Notice. The Purchase Notice given by Offeree shall constitute its binding agreement to purchase such Shares on the terms and conditions set forth in the First Offer Notice.

            3.1.4 If a Purchase Notice is not received by Offeror prior to the expiration of the thirty-day period specified above, then Offeror shall have the right to Transfer the number of Shares specified in the First Offer Notice to any Proposed Purchaser (whether or not identified in the First Offer Notice), but only on terms and conditions with respect to the consideration paid to Offeror (and other material terms and conditions which a reasonable investor would consider significant to the decision to purchase such Shares) which are no more favorable to the Proposed Purchaser in any material respect than as stated in the First Offer Notice and only if such Transfer occurs on a date within one hundred twenty (120) days of the First Offer Notice.

            3.1.5 The provisions of this Section 3.1 shall not apply to any Transfer by an Offeror to an Affiliate.

      3.2   TAG-ALONG RIGHTS.

            3.2.1 Subject to Section 3.1, if, at any time, Price Enterprises proposes to Transfer in one or a series of transactions any Shares beneficially owned or held of record by such stockholder to any Proposed Purchaser (except as otherwise provided in Section 3.2.6 below), Price Enterprises shall afford TPC the opportunity to participate in such Transfer in accordance with this Section 3.2.

            3.2.2 TPC shall have the right to Transfer, at the same price and upon identical terms and conditions as such proposed Transfer, the number of Shares owned by TPC (the "TRANSFER ALLOTMENT") equal to (x) the total number of Shares proposed to be Transferred by Price Enterprises, multiplied by (y) a fraction, the numerator of which is the total number of Shares then owned by TPC as of the close of business on the second day immediately preceding the mailing date of the Tag-Along Transfer Notice and the denominator of which is the total number of Shares then owned by all stockholders (including non-Transferring stockholders). At the time any Transfer to a Proposed Purchaser is proposed, Price Enterprises shall give notice to TPC of its right to sell Shares hereunder (the "TAG-ALONG TRANSFER NOTICE") which notice shall set forth the name and address of the Proposed Purchaser and state the number of Shares proposed to be Transferred, the proposed offering price, the proposed date of any such Transfer (the "TAG-ALONG TRANSFER DATE") and any other material terms and conditions of the proposed Transfer.

            3.2.3 In the event that TPC wishes to participate in the Transfer, it shall provide written notice (the "TAG-ALONG NOTICE") to Price Enterprises no less than ten (10) days prior to the Tag-Along Transfer Date; PROVIDED
Price Enterprises shall use its best efforts to deliver the Tag-Along Transfer Notice at least thirty (30) days prior to the Tag-Along Transfer Date and in no event shall Price Enterprises provide such Tag-Along Transfer Notice later than fifteen (15) days prior to the Tag-Along Transfer Date. The Tag-Along Notice shall set forth the maximum number of Shares that TPC elects to include in the Transfer, which shall not exceed the Transfer Allotment. The Tag-Along Notice given by TPC shall constitute its binding agreement to Transfer such Shares on the terms and conditions and for the same consideration per share applicable to the Transfer by Price Enterprises.

            3.2.4 If a Tag-Along Notice is not received by Price Enterprises prior to the expiration of the ten-day period specified above, then Price Enterprises shall have the right to Transfer the number of Shares in the Tag-Along Transfer Notice to the Proposed Purchaser without any participation by TPC, but only on terms and conditions with respect to the consideration (and other material terms and conditions which a reasonable investor would consider significant to the decision to include Shares in the Transfer) paid by the Proposed Purchaser to Price Enterprises, which are no more favorable to Price Enterprises in any material respect than as stated in the Tag-Along Transfer Notice and only if such Transfer occurs on a date within one hundred twenty
(120) days of the Tag-Along Transfer Date.

            3.2.5 In connection with a Transfer of Shares under this Section 3.2, TPC shall not be required to make any representation or warranty other than as to (i) ownership and the absence of liens with respect to its Shares and as to its existence and the authority for, and the validity and binding effect of, any agreements entered into by TPC in connection with such Transfer, and (ii) the same representations and warranties with regard to Price Quest and its businesses as are made by Price Enterprises in connection with such Transfer; PROVIDED that TPC shall not be required to make representations or warranties which are more extensive or accept obligations which are more onerous to TPC than those which are made or accepted by Price Enterprises; PROVIDED
FURTHER, that TPC shall not be required to make any representations and warranties to any Person pursuant to clause (ii) above or to provide any indemnities with respect to the representations and warranties referred to in clause (ii) above in connection with such Transfer unless:

                    (A) Price Quest shall (x) afford access to TPC (or its representatives) and its accountants and counsel to all properties, books, contracts, commitments and records (including, but not limited to, tax returns) of Price Quest and its Subsidiaries which are reasonably requested by any such Person, (y) make available to any such Person its executive officers and all other managerial personnel and its accountants to respond to questions, and (z) permit such Persons to investigate and conduct a due diligence review of Price Quest and its businesses; and

                    (B) the liability of TPC under any representations and warranties required to be made pursuant to this Section 3.2 or under any indemnity with respect to such representations and warranties shall be limited to the proceeds received by TPC in the transaction involving the Transfer of its Shares.

            3.2.6 The provisions of this Section 3.2 shall not apply to any Transfer by Transferor to an Affiliate.

      3.3   DRAG-ALONG RIGHTS.

            3.3.1 Subject to Section 3.1, if, at any time, Price Enterprises proposes to Transfer in one or a series of transactions all of the Shares beneficially owned or held of record by Price Enterprises to any Proposed Purchaser, Price Enterprises may require, at its sole discretion, that TPC sell all of the Shares beneficially owned or held of record by TPC to the same Proposed Purchaser for the same proportionate consideration and otherwise on the same terms and conditions as Price Enterprises proposes to transfer its Shares, in accordance with this Section 3.3; PROVIDED, HOWEVER, that (i) TPC shall not be obligated to participate in any such Transfer unless TPC is provided an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to TPC (x) to the effect that such Transfer is not in violation of applicable Federal or state securities or other laws and (y) as to any other matters TPC may reasonably request that are customary in such transactions, or, if TPC is not provided with an opinion with respect to any matters contemplated by this clause (y), then Price Enterprises shall (in addition to the indemnification contemplated below) indemnify TPC for such matters contemplated by this clause
(y) as TPC shall reasonably request.

            3.3.2 At the time any Transfer to a Proposed Purchaser is proposed and Price Enterprises intends to require TPC to transfer its Shares pursuant to this Section 3.3, Price Enterprises shall give notice to TPC of its intent to require TPC to sell its Shares hereunder (the "DRAG-ALONG TRANSFER NOTICE"), which notice shall set forth the name and address of the Proposed Purchaser and state the number of Shares proposed to be Transferred by each of Price Enterprises and TPC, the proposed offering price, the proposed date of any such Transfer (the "DRAG-ALONG
TRANSFER DATE") and any other material terms and conditions of the proposed Transfer.

            3.3.3 Price Enterprises shall use its best efforts to deliver the Drag-Along Transfer Notice at least thirty (30) days prior to the Drag-Along Transfer Date and in no event shall such Stockholder provide such Drag-Along Transfer Notice later than fifteen (15) days prior to the Drag-Along Transfer Date. Upon the closing of the transaction, TPC shall be obligated to Transfer its Shares on the terms and conditions set forth in the Drag-Along Transfer Notice.

            3.3.4 In connection with a Transfer of Shares under this Section 3.3, TPC shall not be required to make any representation or warranty other than as to (i) ownership and the absence of liens with respect to its Shares and as to the existence of TPC and the authority for, and the validity and binding effect of, any agreements entered into by TPC in connection with such Transfer, and (ii) the same representations and warranties with regard to Price Quest and its businesses as are made by Price Enterprises in connection with such Transfer; PROVIDED that TPC shall not be required to make representations or warranties which are more extensive or accept obligations which are more onerous to TPC than those which are made or accepted by Price Enterprises; PROVIDED FURTHER, that TPC shall not be required to make any representations and warranties to any Person pursuant to clause (ii) above or to provide any indemnities with respect to the representations and warranties referred to in clause (ii) above in connection with such Transfer unless:

                    (A) Price Quest shall (x) afford access to TPC (or its representatives) and its accountants and counsel to all properties, books, contracts, commitments and records (including, but not limited to, tax returns) of Price Quest and its Subsidiaries which are reasonably requested by any such Person, (y) make available to any such Person its executive officers and all other managerial personnel and its accountants to respond to questions, and (z) permit such Persons to investigate and conduct a due diligence review of Price Quest and its businesses; and

                    (B) the liability of TPC under any representations and warranties required to be made pursuant to this Section 3.3 or under any indemnity with respect to such representations and warranties shall be limited to the proceeds received by TPC in the transaction involving the Transfer of TPC's Shares.

      3.4 TERMINATION OF TAG-ALONG AND DRAG-ALONG RIGHTS. The rights and obligations of each of the parties pursuant to Sections 3.2 and 3.3 hereof shall terminate and be of no further force and effect at such time as Price Enterprises shall cease to own, directly or indirectly, at least 25% of Price Quest's outstanding Common Stock.

      3.5   PARTICIPATION RIGHTS.

            3.5.1 In the event of future offerings by Price Quest of Common Stock or securities convertible or exchangeable into Common Stock, each stockholder shall have the right as set forth below to participate in such offering on the same terms and conditions as other purchasers, up to the amount of shares of Common Stock or other securities necessary to maintain its respective then current percentage ownership of the Common Stock, including securities convertible or exchangeable into Common Stock, on a fully diluted basis. The determination of the percentage ownership of Common Stock shall be made on the basis of all outstanding shares of Common Stock and all shares of Common Stock which may be issued upon conversion, exercise or exchange of other securities. If Price Quest proposes to offer any shares of, or securities convertible or exchangeable into, Common Stock other than as set forth in

Section 3.5.5 below, Price Quest shall first offer a portion of such Common Stock (or other securities) to the stockholders in the manner set forth below. During fiscal year 1995, in the event that TPC should purchase any shares of Common Stock under this Section 3.5, such purchase shall be credited against TPC's Mandatory Capital Call obligations under Section 2.1 above.

            3.5.2 Price Quest shall deliver a notice (an "OFFERING NOTICE") to the stockholders stating the price, approximate number of shares of Common Stock (or other securities) to be sold, the general terms on which Price Quest proposes to make such issuance and the names of the proposed purchasers.

            3.5.3 Within fifteen (15) days after receipt of the Offering Notice, each stockholder may, by providing prompt written notice to Price Quest, elect to purchase at a price and on the terms specified in the Offering Notice a portion of such Common Stock (or other securities) in the same proportion that the number of shares of Common Stock held by him (assuming conversion or exchange of all of Price Quest's convertible or exchangeable securities and the exercise of all of Price Quest's options held by him) bears to the aggregate outstanding Common Stock (assuming conversion or exchange of all of Price Quest's convertible or exchangeable securities and the exercise of all of Price Quest's options).

            3.5.4 If the Common Stock (or other securities) referred to in the Offering Notice is not elected to be purchased by the stockholders, Price Quest may sell the remaining unsubscribed shares of Common Stock (or other securities) to any person at the price specified in the Offering Notice or at a higher price and on the same or better terms to Price Quest as those specified in the Offering Notice. If Price Quest has not sold the Common Stock (or other securities) within sixty (60) days after the mailing of the Offering Notice or entered into a binding agreement to sell, Price Quest shall not sell the remaining unsubscribed shares of Common Stock (or other securities) without first offering participation rights to the stockholders in the manner provided above.

            3.5.5 The participation rights granted in this Section 3.5 shall not be applicable in the following situations: (i) to the offer or sale of shares (appropriately adjusted for stock dividends, stock subdivisions, stock combinations or the like) of Common Stock to employees or nonemployee directors of Price Quest which is not primarily for the purpose of financing Price Quest's business, PROVIDED that such offer and sale is approved by Price Quest's Board of Directors, and PROVIDED, FURTHER, that the number of Shares subject to such offer or sale shall not exceed five percent (5%) of the outstanding capital stock of Price Quest on a fully diluted basis; (ii) to the issuance of Shares to a non-defaulting stockholder pursuant to Section 2.2 or to a non-participating stockholder pursuant to Section 2.3 hereof; (iii) to securities issued by Price Quest in connection with the acquisition of another corporation, PROVIDED, that such issuance is approved by the unanimous vote of the authorized number of directors on the Board of Directors, which approval shall not be unreasonably withheld; or (iv) to shares of Common Stock or preferred stock issued PRO
RATA in connection with any stock split, stock dividend or recapitalization of Price Quest.

            3.5.6 Each of the stockholders and Price Quest hereby acknowledges that ownership of Common Stock is a unique interest and, for that reason, among others, the stockholders will be irreparably damaged in the event that the participation rights granted under this Section 3.5 are not specifically enforced. Accordingly, in the event of any breach of this Section 3.5 by Price Quest, each of the stockholders shall have, in addition to a claim for damages for such breach, and in addition and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of this Section 3.5.

      3.6   CERTAIN TRANSFER RESTRICTIONS.

            3.6.1 None of the parties hereto shall Transfer any of its Shares or any other ownership interests in Price Quest to a Club Business or any of the Specified Companies or their Affiliates.

            3.6.2 No party may Transfer any Shares to any Person unless such Person first becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof.

            3.6.3 In the event of a breach or threatened breach of the provisions of Section 3.6 by any party, the parties agree that money damages, alone, would be an inadequate remedy, and that the aggrieved party may apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach.

      3.7   DEMAND REGISTRATION RIGHTS.

            3.7.1 At any one (1) time after ten (10) years from the Closing Date, PriceCostco may submit a written demand to Price Quest stating that TPC proposes to sell or distribute publicly an aggregate number of shares of Common Stock having an estimated fair market value (as determined in the manner set forth in Section 3.7.3 below) in such sale of not less than $10,000,000 (Ten Million Dollars) and that TPC desires to have such Common Stock registered under the Securities Act in connection with such proposed sale or distribution. Price Quest shall as soon as practicable file and cause to be declared effective a registration statement on any appropriate form under the Securities Act for such Common Stock which form shall be available for the sale or distribution referred to in such demand in accordance with the intended method or methods of distribution thereof.

            3.7.2 Price Quest may include in any such registration statement other shares of capital stock of Price Quest; PROVIDED, HOWEVER, that if such registration statement relates to an underwritten offering and the prospective underwriters of such offering determine in good faith that the aggregate number of shares of capital stock of Price Quest which TPC and Price Quest propose to include in such registration statement exceeds the maximum number of shares of capital stock that should be included therein, Price Quest will include in such registration, first, such Common Stock of TPC participating in the offering and, second, the shares of capital stock which Price Quest proposes to include in such registration statement.

            3.7.3 The foregoing notwithstanding, Price Quest may, in lieu of registering such shares of TPC's Common Stock under this Section 3.7, elect to purchase such shares of Common Stock for their fair market value. For purposes hereof, the fair market value of such Common Stock shall be determined by appraisal by a qualified, nationally-recognized investment banking firm (which firm shall be unanimously approved by the Board of Directors), which shall not include any liquidity, non-transferability, or other discounts arising from the fact that such Common Shares are not registered under the Securities Act.

      3.8   INCIDENTAL REGISTRATION RIGHTS.

            3.8.1 If Price Quest at any time after the Closing Date proposes to register for sale any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor form thereto), then Price Quest shall give written notice of such proposed registration to TPC and Price Enterprises. Subject to Sections 3.8.2 and 3.8.3, Price Quest shall include in such registration statement such number of shares of Price Quest Common Stock as such stockholders may request in writing within thirty (30) days after such written notice has been given to such stockholders (a "Piggyback Registration"). Such stockholders shall be permitted to withdraw all or any part of such Common Stock from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

            3.8.2 If the proposed registration statement relates to an initial public offering (an "IPO") by Price Quest of its Common Stock, such stockholders shall not be entitled to participate in a Piggyback Registration, unless the managing underwriter of such IPO approves such Piggyback Registration in its sole discretion. If the managing underwriter of such IPO determines in its sole discretion that less than the aggregate number of shares of Common Stock which such stockholders desire to register under such Piggyback Registration may be included in the IPO, then such stockholders shall participate in such Piggyback Registration pro rata in proportion to their percentage ownership interests in Price Quest Common Stock.

            3.8.3 If the proposed registration statement relates to any public offering by Price Quest of its Common Stock after its IPO, such stockholders shall be entitled to participate in a Piggyback Registration, unless in the good faith judgment of the managing underwriter of such offering the inclusion of such Piggyback Registration would adversely affect the sale of Common Stock offered by Price Quest in such offering. If the managing underwriter of such offering determines in its good faith judgment that less than the aggregate number of shares of Common Stock which such stockholders desire to register under such Piggyback Registration should be included in such offering, then such stockholders shall participate in such Piggyback Registration pro rata in proportion to their percentage ownership interests in Price Quest Common Stock.

      3.9 CERTAIN REFERENCES TO PARTIES INCLUSIVE. For purposes of Sections 3.1, 3.2, 3.3, 3.4, 3.7 and 3.8 hereof, references to Price Enterprises and TPC shall be deemed to include their respective Affiliates, if any, to whom such parties may have transferred Price Quest Common Stock.

4.    CORPORATE GOVERNANCE AND VOTING

      4.1   BOARD OF DIRECTORS OF PRICE QUEST.

            4.1.1 The Board of Directors shall be composed of three members. For so long as TPC owns at least 20% of Price Quest's outstanding Common Stock, TPC shall be entitled to appoint one Director to Price Quest's Board of Directors.

            4.1.2 From the date hereof until the next Annual Meeting of Stockholders of Price Quest, the Directors of Price Quest shall be Robert E. Price, Paul A. Peterson, and James D. Sinegal. The parties hereto shall take such steps as may be necessary to elect or ratify the initial appointment of the foregoing Directors.

      4.2 RESTRICTIVE LEGEND. Price Quest's stock certificates shall bear the following restrictive legend:

                    THE RIGHTS OF THE HOLDER OF THESE SHARES ARE AFFECTED BY
            CERTAIN RESTRICTIONS CONTAINED IN THE STOCKHOLDERS AGREEMENT BY AND AMONG PRICE QUEST, INC., THE PRICE COMPANY, PRICE/COSTCO, INC. AND PRICE ENTERPRISES, INC., DATED AS OF AUGUST 28, 1994.

      4.3   CHARTER DOCUMENTS.

            Exhibits A and B hereto set forth copies of Price Quest's Charter Documents, each in the form in which it is to be in effect on the date hereof.

5.   CERTAIN OPERATING COVENANTS

      5.1 CONFIDENTIALITY. Unless otherwise permitted under any of the Additional Agreements (as defined in the Transfer and Exchange Agreement), until two (2) years from the termination of this Agreement, each of the parties hereto and its Downstream Affiliates (as defined in the Operating Agreement) shall maintain in strict confidence all information it has obtained or shall obtain pursuant to this Agreement, relating to the business, operations, properties, assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology, or trade secrets of the other party; except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law, or (iii) is independently learned by the disclosing party outside of this relationship. The foregoing notwithstanding, the obligations of this Section 5.1 with regard to information concerning any party's membership and membership database shall continue until five (5) years from the termination of this Agreement. In the event of a breach or threatened breach of this
Section 5.1, the parties agree that money damages, alone, would be an inadequate remedy, and that a party may apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach.

      5.2 FINANCIAL INFORMATION. As soon as practicable after the end of each of its fiscal years, Price Quest shall cause to be prepared and furnished to PriceCostco, a consolidated balance sheet, income statement, and statement of changes in financial position for Price Quest and its subsidiaries, for such fiscal year, prepared in accordance with generally accepted accounting principles consistently maintained by Price Quest, including a review opinion on such statements provided by an independent public accounting firm. Price Quest shall also prepare and furnish to PriceCostco within 21 days following the end of each four-week period, an unaudited consolidated balance sheet and income statement of Price Quest and its subsidiaries, prepared in accordance with generally accepted accounting principles consistently maintained by Price Quest. The books, records and tax returns of Price Quest and each of its subsidiaries, if any, shall be available for reasonable inspection and review by employees and agents of PriceCostco from time to time during regular business hours.

6.   GENERAL

      6.1 ASSIGNMENT. This Agreement is not assignable by either party without the prior written consent of the other parties. The foregoing notwithstanding, this Agreement or any of the rights hereunder is assignable by either party to any Affiliate of the assigning party. In the event of any assignment, the assigning party remains fully liable for all its obligations hereunder.

      6.2 DISPUTES. Any and all disputes hereunder shall be resolved by arbitration in San Francisco, California in accordance with the provisions of
Section 10.3 of the Transfer and Exchange Agreement.

      6.3 LAW. This Agreement shall be governed by the laws of the State of New York.

      6.4 CONTRAVENTION. If any provision of this Agreement contravenes any applicable law or regulation, the remainder of the Agreement shall be given effect as though such provision were not present, and in a manner so as to achieve the objective of such provision as nearly as possible without contravening the law.

      6.5 INTEGRATION. This Agreement is the only agreement between these parties on this subject matter, and supersedes any and all prior agreements and understandings on this subject.

      6.6 NOTICE. All Notices required under this Agreement shall be deemed given and received on the date hand delivered or telecopied or two days after the date mailed by registered mail to the following respective addresses:

                    The Price Company
                    10809 120th Avenue NE
                    Kirkland, Washington 98033
                    Attn:  Donald E. Burdick, Esq.


                    Price/Costco, Inc.
                    10809 120th Avenue NE
                    Kirkland, Washington 98033
                    Attn:  Donald E. Burdick, Esq.


                    Price Quest, Inc.
                    4649 Morena Boulevard
                    San Diego, California  92117
                    Attn:  Robert E. Price


                    Price Enterprises, Inc.
                    4649 Morena Boulevard
                    San Diego, California  92117
                    Attn:  Robert E. Price


      6.7 AMENDMENT. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    PRICE QUEST, INC.



                                    By:  /s/ Robert E. Price
                                       ------------------------------------
                                         Its  President
                                            -------------------------------


                                    THE PRICE COMPANY



                                    By:  /s/ Donald E. Kaplan
                                       ------------------------------------
                                         Its  Treasurer
                                            -------------------------------


                                    PRICE/COSTCO, INC.



                                    By:  /s/ Donald E. Burdick
                                       ------------------------------------
                                         Its  Vice President
                                            -------------------------------


                                    PRICE ENTERPRISES, INC.



                                    By:  /s/ Robert E. Price
                                       ------------------------------------
                                         Its  President
                                            -------------------------------